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                                                                    EXHIBIT 99.1

[CYSIVE LOGO]

                                      CONTACT:     John R. Lund, CFO
                                                   Press: Penny Karas
                                                   Cysive, Inc.
                                                   703.259.2300

                                                   Katherine Mittelbusher
                                                   Press: Eileen King
                                                   Morgen Walke Associates
                                                   212.850.5600


                              FOR IMMEDIATE RELEASE


             CYSIVE POSTS RECORD QUARTERLY REVENUE OF $15.2 MILLION

         Technical Expertise and Quality Focus Continue to Drive Growth

Reston, Va. - July 25, 2000 - Cysive, Inc. (Nasdaq: CYSV), premier builders of e-business architectures, today announced results for the second quarter ended June 30, 2000.

For the second quarter of 2000, revenue increased 190% from the same period in 1999 to $15.2 million, and increased 24% over $12.3 million reported for the first quarter of 2000. Operating income for the second quarter of 2000 (excluding a stock compensation charge) was $1.6 million, representing an operating margin of approximately 11%. This amount is compared to operating income of $1.2 million (excluding a stock compensation charge) for the second quarter of 1999 and operating income of $1.3 million for the first quarter of 2000 (excluding a stock compensation charge). Net income for the second quarter of 2000 (excluding a stock compensation charge) was $2.8 million, or $0.07 per diluted share. This amount is compared to net income of $746,000 for the second quarter of 1999, or $0.03 per diluted share (excluding a stock compensation charge and including an estimated income tax expense), and net income of $1.3 million for the first quarter of 2000, or $0.04 per diluted share (excluding a stock compensation charge).

         "We continue to put in place the necessary building blocks to drive the growth of our business model, and another quarter of record revenue reflects the success we're achieving," said Nelson A. Carbonell, Jr., Chairman, President and Chief Executive Officer of Cysive. "Our highly skilled software engineers create e-business solutions that are leading the industry in terms of technological complexity, scalability and reliability. These qualities have come to represent the cornerstone of our business. Cysive's reputation for excellence continues to drive our new business, while our repeat




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business is a testament to the fact that our customers recognize that we can be called upon to deliver advanced, custom solutions that give them a competitive advantage."

           Carbonell continued, "We remain focused on providing high quality, specialized business systems to our customers. It is this commitment to quality, and our efficient engineering model, that continues to deliver strong revenue growth. Maintaining our position as a technology leader and innovator will continue to distinguish Cysive as the provider of choice for organizations seeking cutting-edge technology solutions to drive their businesses."

For the six months ended June 30, 2000, Cysive's revenue of $27.5 million increased from $9.4 million for the six months ended June 30, 1999. Operating income for the six months ended June 30, 2000 was $2.9 million compared to an operating income of $1.8 for the six months ended June 30, 1999 (in both cases, excluding a stock compensation charge). Net income for the six months ended June 30, 2000 was $4.1 million, or $0.10 per diluted share (excluding a stock compensation charge). This amount is compared to a net income for the six months ended June 30, 1999 of $803,000, or $0.04 per diluted share (excluding a stock compensation charge and including an estimated income tax expense).


ABOUT CYSIVE(TM)

Combining an experienced and highly skilled software engineering staff with the use of cutting-edge technologies, Cysive has established itself as a leading builder of custom e-business systems for customers ranging from dot com startups to Global 2000 leaders - including Cisco Systems, Classified Ventures (cars.com), First Union, Equifax and medibuy.com. Cysive is headquartered in Reston, Va. with additional offices in Atlanta, Chicago, Dallas, Mountain View, Calif., New York, and Southern California and a sales office in Houston. Cysive can be found on the Internet at www.cysive.com.



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cysive's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's prospectus dated March 17, 2000 and its other filings under the 1934 Act, as amended.


                              - Tables to Follow -



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                                  CYSIVE, INC.
                             STATEMENT OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                    JUNE 30,                       JUNE 30,
                                                          ----------------------------   ----------------------------
                                                               1999            2000           1999            2000
                                                          ------------    ------------   ------------    ------------

Revenues ..............................................   $      5,246    $     15,209   $      9,424    $     27,504

Gross profit ..........................................          3,303           9,688          5,951          17,905

Operating expenses:
   General and administrative .........................          1,125           4,963          2,419           9,107
   Sales and marketing ................................            948           3,116          1,720           5,859
   Stock compensation .................................         13,266             935         13,284           1,901
                                                          ------------    ------------   ------------    ------------

Total operating expenses ..............................         15,339           9,014         17,423          16,867
                                                          ------------    ------------   ------------    ------------

Pro forma operating income
   (1)(2)(3)(4) .......................................          1,230           1,609          1,812           2,939
Operating income (loss) ...............................        (12,036)            674        (11,472)          1,038

Pro forma net income(5)(6)(7)(8) ......................   $        746    $      2,784   $        803    $      4,079
                                                          ============    ============   ============    ============
Net income (loss) .....................................   $    (12,022)   $      1,857   $    (11,447)   $      2,208
                                                          ============    ============   ============    ============


PRO FORMA BASIC EARNINGS PER SHARE (5)(6)(7)(8) .......   $       0.05    $       0.10   $       0.05    $       0.16
BASIC EARNINGS (LOSS) PER SHARE .......................   $      (0.74)   $       0.07   $      (0.70)   $       0.09
Weighted average shares outstanding ...................     16,254,000      27,738,327     16,254,000      25,810,547

PRO FORMA DILUTED EARNINGS PER SHARE(5)(6)(7)(8) ......   $       0.03    $       0.07   $       0.04    $       0.10
Diluted earnings (loss) per share .....................   $      (0.74)   $       0.05   $      (0.70)   $       0.06
Weighted average shares and common equivalent
   shares outstanding (9) .............................     23,807,024      40,452,461     20,991,845      39,441,353



NOTE: On May 8, 2000, the Company effected a 2-for-1 stock split. All shares included in this press release have been adjusted to reflect this split.



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(1)  For the three months ended June 30, 1999, pro forma operating income excludes the non-cash stock compensation charge of $13.3 million.

(2) For the three months ended June 30, 2000, pro forma operating income excludes the non-cash stock compensation charge of $935,000.

(3) For the six months ended June 30, 1999, pro forma operating income excludes a non-cash stock compensation charge of $13.3 million.

(4) For the six months ended June 30, 2000, pro forma operating income excludes a non-cash stock compensation charge of $1.9 million.

(5) For the three months ended June 30, 1999, pro forma net income includes an estimated $498,000 income tax expense assuming the Company operated as a C-Corporation and excludes a non-cash stock compensation charge of $13.3 million.

(6) For the three months ended June 30, 2000, pro forma net income excludes the non-cash stock compensation charge of $927,000 (net of tax expense related to stock charge).

(7) For the six months ended June 30, 1999, pro forma net income includes an estimated $1.0 million income tax expense assuming the Company operated as a C-Corporation and excludes a non-cash stock compensation charge of $13.3 million.

(8) For the six months ended June 30, 2000, pro forma net income excludes a non-cash stock compensation charge of $1.9 million (net of tax expense related to stock charge).

(9) Weighted average shares and common equivalent shares outstanding for the three and six month periods ended June 30, 1999 are for pro forma results only. For the actual diluted loss per share, the common equivalent shares are not included as they would have had an anti-dilutive effect on the diluted earnings per share calculation.



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                                  CYSIVE, INC.
                                  BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                   JUNE 30,
                                                            ----------------------
                                                               1999         2000
                                                            ---------    ---------

                                     ASSETS:
                                   CURRENT ASSETS:

   CASH .................................................   $     869    $  79,735
   Investments ..........................................          --       94,281
   Accounts receivable, net .............................       4,214        9,989
   Prepaid expenses and other assets ....................         243          841
   Deferred income taxes ................................          --          412
                                                            ---------    ---------
       Total current assets .............................       5,326      185,258

   Furniture, fixtures and equipment, net ...............         426        4,675
   Deferred income taxes ................................          --        4,733
   Other assets .........................................         196          380
                                                            ---------    ---------
       Total assets .....................................   $   5,948    $ 195,046
                                                            =========    =========

Liabilities and stockholders' equity
   Current liabilities:
   Accounts payable .....................................   $     151    $   1,068
   Accrued liabilities ..................................       1,668        6,347
                                                            ---------    ---------
      Total current liabilities .........................       1,819        7,415
   Commitments and contingencies ........................          --           --
Stockholders' equity
   Preferred stock ......................................          --           --
   Common stock .........................................         162          279
   Additional paid-in capital ...........................      24,378      205,559
   Deferred stock compensation ..........................     (10,032)     (11,671)
   Accumulated deficit ..................................     (10,379)      (6,536)
                                                            ---------    ---------
      Total stockholders' equity ........................       4,129      187,631
                                                            ---------    ---------
Total liabilities and stockholder's equity ..............   $   5,948    $ 195,046
                                                            =========    =========
